UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2014 (May 13, 2014)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 100 VENTURA, CALIFORNIA 93003
(Address of Principal Executive Offices, Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 13, 2014, Clean Diesel Technologies, Inc. (the “Company”) informed the NASDAQ Stock Market (“NASDAQ”) that one of the Company’s Directors and a member of the Audit Committee, Derek R. Gray, gave notice to the Company that he will not stand for election to the Board of Directors at the Annual Meeting of Stockholders to be held on May 21, 2014 (the “Meeting”). Under NASDAQ Listing Rule 5605(c)(2)(A), the Company must maintain an Audit Committee consisting of at least three independent members, one of whom must be “financially sophisticated” such as a “financial expert” as defined in applicable securities rules. Mr. Gray serves as Chairman of the Audit Committee and the required financial expert. Upon Mr. Gray’s departure at the upcoming Meeting, the Audit Committee will consist of Charles Engles, as Chairman, and Alexander “Hap” Ellis III, as a member. The Company’s Board of Directors has determined that Mr. Ellis qualifies as a financial expert. The Company intends to identify a third person to serve on the Audit Committee during the one year grace period permitted under NASDAQ rules in the situation where an audit committee member chooses not to seek re-election to the board.

Shortly following the conclusion of the Meeting, the Company anticipates that NASDAQ will notify the Company it is not in compliance with the requirement in Listing Rule 5605(c)(2)(A) to maintain an Audit Committee comprised of at least three Directors, and will inform the Company of the applicable cure period to regain compliance.  In accordance with NASDAQ requirements, the Company intends to report the receipt of such notification by filing a separate Current Report on Form 8-K with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

May 16, 2014	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Member of the Interim Office of the Chief Executive Officer and Chief Financial Officer